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                                                                      Exhibit 2
                                       Bylaws
                            (As Adopted August 3, 1993)

                                         of

                  LINCOLN NATIONAL CAPITAL APPRECIATION FUND, INC.




                                     ARTICLE I

                                    STOCKHOLDERS

     SECTION 1. ANNUAL MEETINGS: (a) The annual meeting of the stockholders of the Corporation (if such meeting be held) shall be held on the third Tuesday in August in each year (or if said day be a legal holiday then on the next succeeding day not a legal holiday), at 10:30 a.m., at the office of the Corporation in the City of Baltimore, Maryland, or at such other time and place within the United States as may be fixed by the board of directors, for the purpose of electing directors and for transacting such other business as may properly be brought before the meeting. Only such business, in addition to that prescribed by law, by the Articles of Incorporation or by these Bylaws, may be brought before such meeting as may be specified by resolution of the Board of Directors, or by writing filed with the Secretary of the Corporation and signed by the Chairman of the Board or the President or by a majority of the directors or by stockholders holding at least one-half of the Common Stock of the Corporation outstanding and entitled to vote at the meeting.

     (b) Upon the affirmative vote of a majority of the whole board, the annual meeting may be dispensed with in any year in which none of following is required to be acted upon by stockholders pursuant to the Investment Company Act of 1940:

     i.   Election of directors;
     ii.  Approval of an investment advisory agreement;
     iii. Ratification of the selection of independent public accountants; or
     iv.  Approval of a distribution agreement.

     (c) If action is required on election of directors, an annual or special meeting, as applicable, shall be held within 120 days after the occurrence of the event requiring the meeting.

     SECTION 2. SPECIAL MEETINGS: Special meetings of the stockholders for any purpose or purposes may be held upon call by the Chairman of the Board or the President or by a majority of the Board of Directors, and shall be called by the Secretary at the request in writing of stockholders holding at least one-quarter of the stock of the Corporation outstanding and entitled to vote at the meeting, at such time

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and date and at such place where an annual meeting of stockholders could be held, each as may be fixed by the person calling the meeting and as may be stated in the notice Betting forth such call. Such request shall state the purpose or purposes of the proposed meeting and the matters proposed to be acted upon and only such matters so specified may properly be brought before such meeting.

     Special meetings of the stockholders shall be called by the Chairman of the Board, the President, a Vice President, the Secretary or any Director when requested to do 50 by stockholders representing the requisite beneficial interest in the Corporation pursuant to Section 16(c) of the Investment Company Act of 1940, for the purpose of removing one or more directors. The time and place for any such meeting will be fixed as provided in the previous paragraph. Whenever stockholders or beneficial owners of stock in the Corporation apply to the Board of Directors for assistance in communicating with other stockholders or beneficial owners for this purpose, the Board shall facilitate that communication pursuant to that Section 16(c).

     Whenever the Board of Directors shall change the independent public accountant for the Corporation, a meeting of stockholders shall be called by the Board for the purpose of ratifying or rejecting the selection of the new accountant. The time and place for any such meeting will be fixed as provided in the first paragraph of this SECTION.

     SECTION 3. NOTICE OF MEETINGS: Written or printed notice of every annual or special meeting of stockholders, stating the time and place thereof and, in the case of every special meeting, the purpose of such meeting, shall be delivered personally or mailed to each stockholder of record entitled to vote at or entitled to notice of the meeting at his address as the same appears on the books of the Corporation or left at his residence or usual place of business, in each case at least ten days but not more than ninety days prior to such meeting. Such further notice shall be given as may be required by law. Meetings may be held without notice if all of the stockholders entitled to vote are present or represented at the meeting, or if notice is waived in writing, either before or after the meeting, by those not present or represented at the meeting. No notice of an adjourned meeting of the stockholders other than an announcement of the time and place thereof at the preceding meeting shall be required

     SECTION 4. QUORUM; REQUIRED VOTES: At every meeting of the stockholders, the holders of record of a majority of all of the votes entitled to be cast at the meeting, whether present in person or represented by proxy, shall, except as otherwise provided by law, constitute a quorum. If at any meeting there shall be no quorum, the holders of record of a majority of such shares entitled to vote at the meeting so present or represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been

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obtained, at which time any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum. Unless otherwise required by law or by the Articles of Incorporation, a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting.

     SECTION 5. PRESIDING OFFICER: Meetings of the stockholders shall be presided over by the Chairman of the Board or, if not present, by the President or, if neither is present, by a Vice President or, if no one so named is present, by a chairman to be chosen at the meeting. The Secretary of the Corporation, or, if not present, an Assistant Secretary of the Corporation or, if neither is present, a secretary to be chosen at the meeting, shall act as secretary of the meeting.

     SECTION 6. PROXIES: Each stockholder entitled to vote at any meeting shall have one vote in person or by proxy for each share of Common Stock held by him. The proxy shall be in writing and signed by the stockholder or his duly authorized attorney-in-fact, and shall not be voted after eleven months from its date, unless such proxy provides for a longer period. Fractional shares shall be entitled to fractional votes. All elections of directors shall be had and all questions, except as otherwise provided by law or by the Articles of Incorporation or by these Bylaws, shall be decided by a majority of the votes cast by stockholders present or represented and entitled to vote thereon in person or by proxy.

     SECTION 7. BALLOTING: The vote on the election of directors, and other questions properly brought before any meeting, need not be by ballot except when so demanded by a majority vote of the shares present in person or by proxy and entitled to vote thereon, or when so ordered by the chairman of such meeting. The chairman of each meeting at which directors are to be elected by ballot or at which any question is to be so voted on shall, at the request of any stockholder present or represented by proxy at the meeting and entitled to vote at such election or on such question, appoint two inspectors of election. No director or candidate for the office of director shall be appointed as such inspector. Inspectors shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of their ability, and shall take charge of the polls and after the balloting shall make a certificate of the result of the vote taken.

     SECTION 8. RECORD DATE: The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding twenty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect. In lieu of closing the stock transfer books,

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the Board of Directors may fix in advance a date, not exceeding ninety days and not less than ten days preceding the date of any meeting of stockholders, and not exceeding ninety days preceding the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect, or a date in connection with the obtaining of any consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at any such meeting and at any adjournment thereof, or entitled to receive payment of any such dividend, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of stock, or to give such consent, and in such case such stockholders, and only such stockholders, as shall be stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

     SECTION 9. Informal Action by Stockholders: Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if there are filed with the records of stockholders meetings: (a) a unanimous written consent which sets forth the action and signed by each stockholder entitled to vote on the matter; and (b) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

                                      ARTICLE II

                                  BOARD OF DIRECTORS

     SECTION 1.  NUMBER, ELECTION AND TERM OF OFFICE:
The Board of Directors of the Corporation shall consist of not less than three nor more than ten persons, none of whom need be stockholders of the Corporation. The exact number of directors shall be determined by the Board of Directors from time to time, as it sees fit, by vote of a majority of the whole Board. The directors shall be elected by a majority of votes cast at a meeting at which a quorum is present and shall hold office, except as otherwise provided in SECTIONS 3 and 4 hereof, until their respective successors are elected and qualify.

     SECTION 2. QUORUM; REQUIRED VOTES: A majority of the whole Board, but in no event fewer than two directors, shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time, until a quorum shall have been obtained, when any business may be transacted which



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might have been transacted at the 'meeting as first convened had there been a quorum. No notice of an adjourned meeting of the directors other than an announcement of the time and place thereof at the preceding meeting shall be required. The acts of the majority of the directors present at any meeting at which there is a quorum shall, except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws, be the acts of the Board.

     SECTION 3. RESIGNATIONS: Any director may resign his office at any time by delivering a written resignation to the Board of Directors, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery and need not be accepted. A director who is an "interested person," as defined in the Investment Company Act of 1940 shall resign as a director of the Corporation upon the termination of his employment relationship with the investment adviser or an affiliated corporation of the investment adviser. The Board of Directors may, at its option, decline to accept the resignation of a director who tenders his resignation under these circumstances.

     SECTION 4. VACANCIES AND REMOVAL: (a) The Board of Directors, by vote of a majority of the entire Board, may elect directors to fill vacancies in the Board resulting from an increase in the number of directors. For vacancies resulting from any other cause, except those caused by removal of a director pursuant to Subsection (b) of this Section, the Board may fill the vacancies by vote of a majority of the remaining directors. Directors so chosen shall hold office until their respective successors are elected and qualify.

     (b) The stockholders, at any meeting called for the purpose, may, with or without cause, remove any director by the affirmative vote of two-thirds of those outstanding shares of the Corporation which are entitled to be cast at such meeting.

     The stockholders may, at any meeting called for the purpose, fill the vacancy in the Board thus caused, by the affirmative vote of a majority of the votes cast at such meeting. A director so chosen shall hold office until the expiration of the term of the director whom he shall have succeeded.

     SECTION 5. PLACE, TIME AND NOTICE OF MEETINGS: Meetings of the Board of Directors shall be held at such place, within or without the State of Maryland, as may from. time to time be fixed by resolution of the Board or as may be specified in the notice of any meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board, and special meetings may be held at any time upon the call of a majority of the persons constituting the Board of Directors, the Chairman of the Board, the President or the Secretary, by oral, telephonic, telegraphic or written notice, duly served

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on, sent, mailed or given to each director at least twenty- four hours before the meeting. The notice of any special meeting shall specify the purposes thereof. Notice need not be given of regular meetings of the Board held at times fixed by resolution of the Board. Meetings may be held at any time without notice if all of the directors are present or if notice is waived in writing, either before or after the meeting, by those not present.

     SECTION 6. INFORMAL ACTION BY DIRECTORS: Any action required or permitted to be taken at a meeting of the Board of Directors or of a committee of the Board may be taken without a meeting if a unanimous written consent which sets forth the action is signed by each member of the Board or committee and is filed with the minutes of proceedings of the Board or committee.

     SECTION 7. CONFERENCE TELEPHONE: Except when prohibited by law, members of the Board of Directors or a committee of the Board of Directors may participate in a meeting by means of a videoconference hookup, a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

     SECTION 8. PRESIDING OFFICER: Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or, if he is not present, by the President or, if neither of the above is present, by a Vice President or, if none of the above is present, by a chairman to be chosen at the meeting; and the Secretary or, if he is not present, an Assistant Secretary or, if neither is present, a secretary to be chosen at the meeting shall act as secretary of the meeting.

     SECTION 9. COMPENSATION: The directors, other than those who are "interested persons" as defined in the Investment Company Act of 1940 shall receive such fees or compensation for services to the Corporation (including attendance at meetings of the Board or of committees designated by the Board pursuant to Section 11 of this Article II) as may be fixed by the Board of Directors.

     SECTION 10. CONFLICTS OF INTEREST: Except as otherwise provided by law or in the Articles of Incorporation, a director of the Corporation shall not, in the absence of fraud, be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud. shall any transaction or contract of the Corporation be void or voidable or affected by reason of the fact that any director, or any firm of which any director is a member, or any corporation of which any director is an officer, director or stockholder, is in any way interested in such transaction or contract; provided, that at the meeting of the Board of Directors authorizing or confirming said contract or transaction, the existence of an interest of such director,

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firm or corporation is disclosed or made known and there is present a quorum of the Board of Directors, and such contract or transaction is approved by a majority of such quorum, which majority shall consist of directors not so interested or connected. Nor shall any director be liable to account to the Corporation for any profit realized by him from or through any such transaction or contract of the corporation, ratified or approved as aforesaid, by reason of the fact that he or any firm of which he is a member, or any corporation of which he is an officer, director or shareholder, was interested in such transaction or contract. Directors so interested may be counted when present at meetings of the Board of Directors for the purpose of determining the existence of a quorum. Any contract, transaction or act of the Corporation or of the Board of Directors (whether or not approved or ratified as herein- above provided) which shall be ratified by a majority in interest of a quorum of the stockholders having voting power at any annual meeting or any special meeting called for such purpose or approved in writing by a majority in interest of the stockholders having voting power without a meeting shall, except as otherwise provided by law, be as valid and as binding as though ratified by every stockholder of the corporation.

     SECTION 11. COMMITTEES: The Board of Directors may designate one or more committees, each such committee to consist of two or more of the directors of the Corporation, which, to the extent permitted by law and provided in said resolution or resolutions, shall have and may exercise the powers of the Board over the business and affairs of the Corporation, except no such committee shall have the power to: (a) declare dividends or distributions on stock, (b) issue stock except according to a general formula specified by the Board, (c) recommend to the stockholders any action which requires stockholder approval,
(d) amend the articles of incorporation or the bylaws, or (e) approve any merger or share exchange which does not require stockholder approval.

     Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of the members of any such committee may determine its action and fix the time and place of its meetings unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the membership of, to fill vacancies in, or to dissolve any such committee.

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                                     ARTICLE III

                                       OFFICERS

     SECTION 1. ELECTED OFFICERS: The Board of Directors annually shall elect a president, a secretary and a treasurer and may elect, from time to time, a chairman of the board, one or more vice presidents of such classes as the Board may determine, and any other officers and agents as it may deem proper. Any two of the above-mentioned officers, except those of the president and a vice president, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument be required by law or by these Bylaws to be executed, acknowledged or verified by any two or more officers. The Board of Directors may fill any vacancy which occurs in any office.

     SECTION 2. APPOINTED OFFICERS: The president may appoint, annually and from time to time, such officers, including second and assistant vice presidents, assistant secretaries and assistant treasurers, as he or she may deem necessary.

     SECTION 3. TERM OF OFFICE: The term of office of all officers shall be one year or until their respective successors are chosen or until their earlier resignation, death or removal. Any officer may be removed at any time by the affirmative vote of a majority of the members of the Board then in office, if the Board of Directors in its judgment finds that the best interests of the Corporation will be thus served.

     SECTION 4. POWERS: Subject to such limitations as the Board of Directors or the president may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally appertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the president. Any officer, agent or employee of the Corporation may be required by the Board of Directors to give bond for the faithful discharge of his duties, in such sum and of such character as the Board may from time to time prescribe.


                                      ARTICLE IV

                                CERTIFICATES OF STOCK

     SECTION 1. CERTIFICATES: Unless otherwise authorized by the Board of Directors, each stockholder of the Corporation shall be entitled to a certificate or certificates, in such form as the Board of Directors may from time to time prescribe, which shall represent and certify the number of whole shares of stock of the Corporation owned by such stockholder. The certificates for shares of stock of

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the Corporation shall bear the signature, either manual or facsimile, of the chairman of the board, the president or a vice president and of the treasurer or an assistant treasurer or the secretary or an assistant secretary, and shall be sealed with the seal of the Corporation or bear a facsimile thereof, if the Corporation has such a seal. The validity of any stock certificate shall not be affected if any officer whose signature appears thereon ceases to be an officer of the Corporation before such certificate is issued.

     SECTION 2. TRANSFERS: The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by a duly authorized attorney, upon surrender for cancellation of a certificate or certificates for a like number of shares, with a duly executed assignment and power of transfer endorsed thereon or attached thereto, or, if no certificate has been issued to the holder in respect of shares of stock of the Corporation, upon receipt of written instructions, signed by such holder, to transfer such shares from the account maintained in the name of such holder by the Corporation or its agent. Such proof of the authenticity of the signatures as the Corporation or its agent may reasonably require shall be provided.

     SECTION 3. LOST, STOLEN OR DESTROYED CERTIFICATES: No certificate for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen, mutilated or destroyed except upon production of such evidence of the loss, theft, mutilation or destruction, and upon indemnification of the Corporation and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.

                                      ARTICLE V

                                   CORPORATE BOOKS

     The books of the Corporation (except the original or a duplicate stock ledger which shall be kept at the office of the Corporation located in Fort Wayne, Indiana) may be kept within or outside the State of Maryland.


                                      ARTICLE VI

                                      SIGNATURES

     Except as otherwise provided in these Bylaws or as the Board of Directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Corporation and all endorsements, assignments, transfers, stock powers or other instruments of transfer of securities owned by or standing in the name of the Corporation shall be signed or executed by the President or any Vice President or

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by any other officer or agent authorized to act in such matters, whether by law, the Articles of Incorporation, these Bylaws, or any general or special authorization of the Board of Directors. If the corporate seal is required, it shall be affixed by the Secretary or an Assistant Secretary.


                                     ARTICLE VII

                                     FISCAL YEAR

     The Corporation's fiscal year shall end on December 31 each year.


                                     ARTICLE VIII

                                    CORPORATE SEAL

     The Board of Directors shall determine the need for, and if necessary the form of, a corporate seal of the Corporation.


                                      ARTICLE IX

                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Corporation shall indemnify directors, officers, employees and agents of the Corporation against judgments, fines, settlements and expenses to the fullest extent authorized and in the manner permitted by applicable federal and state law.


                                      ARTICLE X

                                ADDITIONAL PROVISIONS

     In any case where an officer or director of the Corporation or of any investment adviser of the Corporation or a member of any committee of the Corporation, is also an officer or director of another corporation and the purchase or sale of the securities issued by such other corporation is under consideration, the officer, director or committee member concerned will abstain from participating in any decision made on behalf of the Corporation to purchase or sell any securities issued by such other corporation.

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                                      ARTICLE XI

                                      AMENDMENTS

     The Bylaws of the Corporation may be amended, added to, rescinded or repealed at any meeting of the stockholders, or by vote of a majority of the directors then in office at any meeting of the Board of Directors, provided notice of the substance of the proposed change is contained in the notice of the meeting or any waiver thereof; except that after the initial issue of any shares of capital stock of the Corporation, the provisions of this Article XI may be altered, amended or repealed only upon the affirmative vote of the holders of a majority of all shares of capital stock of the Corporation outstanding and entitled to vote on the record date.